EXHIBIT 99.1

Contact:
Bryant Tolles
Chief Financial Officer
408-340-2515
bryant.tolles@rmkr.com

Rainmaker Systems, Inc. Announces Strategic Settlement, Capital Raise; Lays Financial Foundation for Growth of ViewCentral Business

Key Investors Rally Behind Company

CAMPBELL, Calif. – January 29, 2015 – Rainmaker Systems, Inc. (OTCQX: RMKR) (“the Company”), a leading provider of external, for-profit based learning management solutions, today announced that it had reached terms with a major creditor to settle a lawsuit filed in September 2014.

The lawsuit, disclosed in an 8-K filing with the Securities and Exchange Commission on October 6, 2014, sought payment for amounts owing under a contract between the Company and creditor related to the Company’s former telesales and e-commerce business.

In conjunction, the Company raised net proceeds of approximately $780,000 to fund a settlement payment to the creditor and provide working capital for the Company’s growing ViewCentral™ SaaS Learning Management System (LMS) business. As part of the settlement, investors in the Company’s secured debt agreed to waive all existing events of default that had initially arisen in September 2014.

“Today’s settlement represents a watershed moment in the history of Rainmaker Systems,” commented Bryant Tolles, Chief Financial Officer of Rainmaker. “We are now exclusively focused on development and marketing of the ViewCentral platform and our ability to resolve financial issues stemming from past lines of business is a critical ingredient in our future growth. Not only have we addressed a significant liability and shored up our balance sheet, but we have done so with the resounding support of existing, and new, investors in the Company”.

“We look forward to renewed engagement with the investor community in 2015 as part of laying the financial foundation for the growth of ViewCentral,” added Terry Lydon, President and Chief Executive Officer of Rainmaker.

About Rainmaker Systems, Inc.
Rainmaker Systems is a learning management solution provider to organizations of all sizes across the technology, financial services, biosciences, human resources, and consulting industries, among others. Rainmaker’s ViewCentral Learning Management System (LMS) allows organizations to monetize and facilitate the delivery of training and certification programs, enabling them to capture both incremental and recurring revenue from subscriptions-based offerings. Rainmaker Systems is headquartered in Campbell, Calif. For more information, please visit www.viewcentral.com.

Rainmaker trades in the U.S. on OTCQX under the symbol “RMKR.”

Safe Harbor Statement
This press release contains forward-looking statements regarding future events. These forward-looking statements are based on information available to Rainmaker Systems as of this date and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance, and actual results could differ materially from current expectations. Among the important factors which could cause actual results to differ materially from those in the forward-looking statements are our ability to raise additional capital to meet our operating requirements, our ability to maintain compliance with our debt covenants, our ability to reduce our losses and achieve profitability, our client concentration, as we depend on a small number of clients for a significant percentage of our revenue, the possibility of the discontinuation and/or realignment of some client relationships, general market conditions, the high degree of uncertainty and our limited visibility due to economic conditions, our ability to execute our business strategy, the effectiveness of our sales team and approach, our ability to target, analyze and forecast the revenue to be derived from a client and the costs associated with providing services to that client, the date during the course of a calendar year that a new client is acquired, the length of the integration cycle for new clients and the timing of revenues and costs associated therewith, our ability to manage growth, potential competition in the marketplace, our ability to retain and attract employees, market acceptance of our solutions and pricing options, our ability to maintain our existing software technology and to deploy new technology, our ability to sign new clients and control expenses, the financial condition of our clients' businesses, the protection of our intellectual property and other factors detailed in the Company's filings with the Securities and Exchange Commission ("SEC"), including our filings on Forms 10-K and 10-Q.

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